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                                                                   EXHIBIT 10.27

                                                                  EXECUTION COPY

THE INDEBTEDNESS CREATED PURSUANT TO THIS LOAN AND SECURITY AGREEMENT IS "DESIGNATED SENIOR INDEBTEDNESS" AS THAT TERM IS DEFINED IN THE INDENTURE, DATED AS OF MARCH 15, 1998, BETWEEN AVIRON AND MARINE MIDLAND BANK WITH RESPECT TO THE 5 3/4% CONVERTIBLE SUBORDINATED NOTES OF AVIRON DUE 2005



                           LOAN AND SECURITY AGREEMENT


               THIS LOAN AND SECURITY AGREEMENT dated as of June 23, 1999, is made by AVIRON (the "Borrower"), a Delaware corporation having its principal place of business and chief executive office at 297 North Bernardo Avenue, Mountain View, California 94043, in favor of Transamerica Business Credit Corporation, a Delaware corporation (the "Lender"), having its principal office at Riverway II, West Office Tower, 9399 West Higgins Road, Rosemont, Illinois 60018, and an office at 76 Batterson Park Road, Farmington, Connecticut 06032-2571.


                              W I T N E S S E T H :


               WHEREAS, the Borrower has requested that the Lender make loans to it; and

               WHEREAS, the Lender has agreed to make such loans on the terms and conditions of this Agreement.

               NOW, THEREFORE, in consideration of the premises and to induce the Lender to make such loans, the Borrower hereby agrees with the Lender as follows:

               SECTION 1. DEFINITIONS.

               As used herein, the following terms shall have the following meanings, and shall be equally applicable to both the singular and plural forms of the terms defined:

               "Affiliate" shall mean as to any Person, any other Person who directly or indirectly controls, is under common control with, is controlled by or is a director or officer of such Person. As used in this definition, "control" (including its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person who owns directly or indirectly ten percent (10%) or more of the securities having ordinary voting power for the election of the members of the board of


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directors or other governing body of a corporation or ten percent (10%) or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation, partnership or other Person.

               "Agreement" shall mean this Loan and Security Agreement, as amended, supplemented, or otherwise modified from time to time.

               "American Home Products Corporation" shall mean American Home Products Corporation, a Delaware corporation.

               "Applicable Law" shall mean the laws of the State of Illinois (or any other jurisdiction whose laws are mandatorily applicable notwithstanding the parties' choice of Illinois law) or, with respect to laws limiting the rates of interest charges on loans, the laws of the United States of America, whichever laws allow the greater interest to be charged thereon, as such laws now exist or may be changed or amended or come into effect in the future.

               "Business Day" shall mean any day other than a Saturday, Sunday, or public holiday or the equivalent for banks in Chicago, Illinois.

               "Cash Equivalents" shall mean (i) securities issued, guaranteed or insured by the United States or any of its agencies; (ii) certificates of deposit maturing no more than one (1) year from the date of investment issued by
(x) the Lender or its Affiliates; (y) any U.S. federal or state chartered commercial bank of recognized standing which has capital and unimpaired surplus in excess of $500,000,000; or (z) any bank or its holding company that has a short-term commercial paper rating of at least A-1 or the equivalent by Standard & Poor's Ratings Services or at least P-1 or the equivalent by Moody's Investors Service, Inc.; (iii) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within two (2) years from the date of acquisition thereof; (iv) corporate commercial paper, corporate notes and bonds, bankers acceptances, certificates of deposit and repurchase agreements which, if Short Term, have a minimum credit rating of A-1 or P-1 or, if Long Term, have a minimum credit rating of A by Standard & Poor's Ratings Services or the equivalent by Moody's Investors Service, Inc., provided that the investments referred to in this clause shall mature no more than two (2) years from the date of purchase by the Borrower and no single investment shall be in an amount greater than $7,500,000 unless such investment is issued by the United States Government or any of its agencies or is a repurchase agreement collateralized by same or is an approved money market fund; (v) non-diversified short duration mutual funds with an average


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credit rating of at least A- by Standard & Poor's Ratings Services or the equivalent by Moody's Investors Service, Inc. and a duration not to exceed one and one-half (1.5) years; (vi) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $500,000,000 and at least eighty-five percent (85%) of whose assets consist of securities and other obligations of the type described in clauses (i) through
(v) above; and (vii) other instruments, commercial paper or investments acceptable to the Lender in its sole discretion.

               "Cash Covenant" shall have the meaning specified in Section 7.

               "Cash Covenant Default" shall have the meaning specified in
Section 9(n).

               "Code" shall have the meaning specified in Section 10(a)(viii).

               "Collateral" shall have the meaning specified in Section 2.

               "Effective Date" shall mean the date on which all of the conditions specified in Section 3.3 shall have been satisfied.

               "Equipment" shall have the meaning specified in Section 2.

               "Event of Default" shall mean any event specified in Section 9.

               "Financial Statements" shall have the meaning specified in
Section 6.1.

               "First Loan" shall have the meaning specified in Section 3.1.

               "First Note" shall mean the promissory note, substantially in the form of Exhibit A, as amended, supplemented or otherwise modified from time to time.

               "Fourth Note" shall mean the promissory note, substantially in the form of Exhibit D, as amended, supplemented or otherwise modified from time to time.

               "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect from time to time.

               "Governing Documents" shall mean the Borrower's


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certificate of incorporation and bylaws, or similar organizational documents of the Borrower.

               "Indebtedness" shall mean, with respect to any Person, as of the date of determination thereof (without duplication), (i) all obligations of such Person for borrowed money of any kind or nature, including funded and unfunded debt, and Swaps regardless of whether the same is evidenced by any note, debenture, bond or other instrument, (ii) all obligations of such Person to pay the deferred purchase price of property or services (other than current trade accounts payable under normal trade terms and which arise in the ordinary course of business), (iii) all obligations of such Person to acquire or for the acquisition or use of any fixed asset, including capitalized lease obligations (other than, in any such case, any portion thereof representing interest or deemed interest or payments in respect of taxes, insurance, maintenance or service), or improvements which are payable over a period longer than one year, regardless of the term thereof or the Person or Persons to whom the same are payable, (iv) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right to be secured by) a Lien on any asset of such Person whether or not the Indebtedness is assumed by such Person, provided that for the purpose of determining the amount of Indebtedness of the type described in this clause (iv), if recourse with respect to such Indebtedness is limited to the assets of such Person, then the amount of Indebtedness shall be limited to the fair market value of such assets, (v) all Indebtedness of others to the extent guaranteed by such Person and (vi) all obligations of such Person in respect of letters of credit, bankers acceptances or similar instruments issued or accepted by banks or other financial institutions for the account of such Person.

               "Intellectual Property" shall have the meaning specified in
Section 2.

               "Letter of Credit" shall have the meaning specified in Section 9(n).

               "Lien" shall mean any lien, claim, charge, encumbrance, pledge, security interest, assignment, hypothecation, deed of trust, mortgage, lease, conditional sale, retention of title or other preferential arrangement having substantially the same economic effect as any of the foregoing, whether voluntary or imposed by law.

               "Loan Documents" shall mean, collectively, this Agreement, the Notes and all other documents, agreements, certificates, instruments, and opinions executed and delivered in connection herewith and therewith, as the same may be amended, supplemented or otherwise modified from time to time.


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               "Loans" shall mean the First Loan and the Subsequent Loans.

               "Long Term" shall mean maturing at any time after the date that is the one-year anniversary from the date of issuance.

               "Material Adverse Change" shall mean, with respect to any Person, a material adverse change in the business, prospects, operations, results of operations, assets, liabilities, or condition (financial or otherwise) of such Person taken as a whole.

               "Material Adverse Effect" shall mean, with respect to any Person, a material adverse effect on the business, prospects, operations, results of operations, assets, liabilities, or condition (financial or otherwise) of such Person taken as a whole.

               "Notes" shall mean the First Note, the Second Note, the Third Note and the Fourth Note.

               "Obligations" shall mean all indebtedness, obligations, and liabilities of the Borrower under the Loan Documents, whether on account of principal, interest, rent, finance charges, indemnities, fees (including, without limitation, attorneys' fees, remarketing fees, origination fees, collection fees, and all other professionals' fees), costs, expenses, taxes, or otherwise.

               "Permitted Indebtedness" shall mean (a) Indebtedness of the Borrower in favor of the Lender, (b) Indebtedness secured by any Permitted Liens, (c) Subordinated Indebtedness, (d) Swaps which are not speculative and which hedge pre-existing risks and (e) extensions, refinancings, modifications, amendments and restatements of any of the items of Permitted Indebtedness above, but only to the extent such extensions, refinancings, modifications, amendments or restatements (other than under clause (a)) do not increase the Indebtedness of the Borrower.

               "Permitted Liens" shall mean (a) Liens for taxes, assessments, and other governmental charges or levies or the claims or demands of landlords, carriers, warehousemen, mechanics, laborers, materialmen, and other like Persons arising by operation of law in the ordinary course of business for sums which are not yet due and payable, or Liens which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are maintained to the extent required by GAAP; (b) deposits, pledges or Liens to secure the payment of workmen's compensation, unemployment insurance, or other social security benefits or obligations, public or statutory obligations, surety or appeal


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bonds, bid or performance bonds, or other obligations of a like nature incurred in the ordinary course of business; (c) licenses, leases, restrictions, or covenants for or on the use of Equipment or Intellectual Property which do not materially impair either the use of such Equipment or Intellectual Property in the operation of the business of the Borrower or the value thereof; (d) attachment or judgment Liens that do not constitute an Event of Default; (e) Liens in favor of the Lender; (f) Liens on Equipment leased by the Borrower or any of its subsidiaries pursuant to an operating or capital lease in the ordinary course of business (including proceeds thereof and accessions thereto) incurred solely for the purpose of financing the lease of such Equipment; (g) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not constituting a Material Adverse Effect; (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods; (i) Liens constituting rights of setoff of a customary nature or banker's or securities intermediaries' Liens with respect to amounts on deposit or investment deposits, whether arising by operation of law or by contract, in connection with arrangements entered into with banks in the ordinary course of business; (j) earn-out and royalty obligations existing on the date hereof or entered into in connection with an acquisition permitted by Section 5.14; (k) Liens (i) on assets acquired by the Borrower or its subsidiaries after the date of this Agreement which Liens existed prior to such acquisition or (ii) on assets acquired or held by the Borrower or its subsidiaries to secure the purchase price of such assets or Indebtedness incurred solely for the purpose of financing the acquisition of such assets, provided that (A) each such Lien shall attach only to the property to be acquired; (B) such Liens shall be created substantially simultaneously with the acquisition of such assets; (C) a description of the assets so acquired is furnished to the Lender; and (D) the principal amount of the Indebtedness secured by such Liens shall at no time exceed $5,000,000 in the aggregate; (l) Liens in favor of American Home Products Corporation to secure Subordinated Indebtedness; and (m) Liens securing loans up to $38,000,000 to the Borrower on terms satisfactory to the Lender in its sole discretion to be used to finance the construction by the Borrower of a bulk manufacturing facility at which the Borrower's "FluMist" product will be manufactured and personal property and leasehold improvements to be situated therein; provided, however, that in no event shall any Lien securing assets of the type specified in the last sentence of Section 2 be deemed to be a "Permitted Lien."

               "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party, or government (including any division, agency, or


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department thereof), and the successors, heirs, and assigns of each.

               "Receivables" shall have the meaning specified in Section 2(iii).

               "Second Note" shall mean the promissory note, substantially in the form of Exhibit B, as amended, supplemented or otherwise modified from time to time.

               "Short Term" shall mean maturing at any time on or before the date that is the one-year anniversary from the date of issuance.

               "Solvent" shall mean, with respect to any Person, that as of the date as to which such Person's solvency is measured:

                    (a) the fair saleable value of its assets is in excess of
                the total amount of its liabilities (including contingent liabilities as valued in accordance with GAAP) as they become absolute and matured;

                    (b) it has sufficient capital to conduct its business; and

                    (c) it is able generally to meet its debts as they mature.

               "Subordinated Indebtedness" shall mean the convertible subordinated Indebtedness issued by the Borrower under the Trust Indenture dated March 5, 1998, by and between the Borrower and Marine Midland Bank, as Trustee, and any Indebtedness of the Borrower (other than Indebtedness owed to Affiliates of the Borrower) which is subordinated to the Obligations on terms and under documentation in form and substance satisfactory to the Lender in its sole discretion.

               "Subsequent Loans" shall have the meaning specified in Section
3.1.

               "Swaps" shall mean, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person


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thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

               "Taxes" shall have the meaning specified in Section 5.5.

               "Third Note" shall mean the promissory note, substantially in the form of Exhibit C, as amended, supplemented or otherwise modified from time to time.

               SECTION 2. CREATION OF SECURITY INTEREST; COLLATERAL. The Borrower hereby assigns and grants to the Lender a continuing general lien on, and security interest in, all the Borrower's right, title, and interest in and to the collateral described in the next sentence (the "Collateral") to secure the payment and performance of all the Obligations. The Collateral consists of

                         (i) all present and future machinery, equipment,
               furniture, fixtures, leasehold improvements, conveyors, tools, materials, storage and handling equipment, hydraulic presses, cutting equipment, computer equipment and hardware, including central processing units, terminals, drives, memory units, printers, keyboards, screens, peripherals and input or output devices, molds, dies, stamps, and other equipment of every kind and nature and wherever situated now or hereafter owned and held for use by the Borrower or in which the Borrower may have any interest as lessee (to the extent of such interest), together with all additions and accessions thereto, all replacements and all accessories and parts therefor, all manuals, blueprints, know-how, warranties and records in connection therewith (including, without limitation, any computer software, whether on tape, disc, card, strip or cartridge or in any other form) and all rights against suppliers, warrantors, manufacturers, and sellers or others in connection therewith, together with all substitutes for any of the foregoing (collectively, "Equipment");

                         (ii) all present and future goods intended for sale,
               lease or other disposition by the Borrower including, without limitation, all raw materials, work in process, systems, accessories, spare parts, finished goods and other retail inventory, goods in the possession of outside processors or other third parties, consigned goods (to the extent of the consignee's interest therein), materials, parts and supplies of any kind, nature or description which are


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               or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of any such goods, all documents of title or documents representing the same and all records, files and writings (including, without limitation, any computer software, whether on tape, disc, card, strip or cartridge or in any other form) with respect thereto;

                         (iii) all of the Borrower's present and future accounts
               (including rights to receive payments for goods sold or services rendered arising out of the sale or delivery of personal property or work done or labor performed), contract rights, agreements, understandings, open purchase and sale orders, promissory notes, chattel paper, documents, tax refunds, rights to receive tax refunds, bonds, certificates, insurance policies, insurance proceeds, licenses, rights to receive fees, royalties and other payments under license agreements, permits, franchise rights, authorizations, customer and supplier lists, rights of indemnification, contribution and subrogation, leases, computer tapes, programs, discs and software, computer service contracts, deposits, causes of action, choses in action, judgments, designs, blueprints, quotations and bids, plans, specifications, sales literature, all other general intangibles, claims against third parties of every kind or nature, investment securities, notes, drafts, acceptances, letters of credit and rights to receive payments under letters of credit, deposit accounts, book accounts, prepaid expenses, credits and reserves and all forms of obligations whatsoever owing, instruments, documents of title, leasehold rights, including in any goods, books, ledgers, files (including credit and project files) and records (including tax records) with respect to any collateral or security, together with all right, title, security and guaranties with respect thereto, including any right of stoppage in transit (collectively, "Receivables"); and

                         (iv) all proceeds of the foregoing.

Notwithstanding the foregoing, "Collateral" shall not include patents, patent applications, copyrights (registered and unregistered), trademarks, trade names, service marks, names, logos, goodwill, trade secrets, know-how and royalties for any of the foregoing (collectively, "Intellectual Property"). Notwithstanding anything to the contrary, the grant of a security interest as provided in this Agreement shall not extend to, and the term "Collateral" shall not include, any accounts, general intangibles, instruments or chattel paper of the Borrower (whether owned or held as licensee or lessee, or otherwise), to


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the extent that (i) such accounts, general intangibles, instruments, or chattel paper are not assignable as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be effective under Applicable Law), without the consent of the Person to whose benefit such restrictions exist and (ii) such consent has not been obtained; provided, however, that the foregoing grant of security interest shall extend to, and the term "Collateral" shall include, (A) any and all proceeds of any general intangibles, accounts, instruments or chattel paper which are otherwise excluded to the extent that the assignment or encumbrance of such proceeds is not so restricted, including under Section 9-318 of the Code, and (B) upon obtaining the consent of any such licensor, lessor or other applicable party's consent with respect to any such otherwise excluded general intangibles, accounts, instruments or chattel paper, and all proceeds thereof that might otherwise have been excluded from such grant of a security interest and the term "Collateral."

               SECTION 3. THE LOANS.

                      SECTION 3.1. BORROWING. The Loans shall be in an aggregate amount not greater than $10,000,000 available for borrowing, upon the satisfaction of the conditions in Section 3.3 of this Agreement, in up to four, but no less than two, installments (the first of which being referred to herein as the "First Loan" and the remaining installments being referred to herein as the "Subsequent Loans"), each of which shall be in an amount of not less than $2,500,000 and shall be made on or before December 31, 1999. Notwithstanding anything herein to the contrary, the Lender shall be obligated to make the Loans only after the Lender, in its sole discretion, determines that the applicable conditions for borrowing contained in Section 3.3 are satisfied.

                      SECTION 3.2. APPLICATION OF PROCEEDS. The Borrower shall not directly or indirectly use any proceeds of the Loan other than to finance the purchase or lease of Equipment.

                      SECTION 3.3. CONDITIONS TO LOANS. The obligation of the Lender to make the Loans is subject to the following conditions:

                      (a) In the case of the First Loan, the Lender's receipt of the following, each dated the date of the making of the Loan or as of an earlier date acceptable to the Lender, in form and substance satisfactory to the Lender and its counsel:

                      (i) completed requests for information (Form UCC-11)
                listing all effective Uniform Commercial Code financing statements naming the Borrower as debtor and all tax lien, judgment, and litigation searches for the


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                Borrower as the Lender shall deem necessary or desirable,
                in each case with results satisfactory to the Lender;

                      (ii) Uniform Commercial Code financing statements (Form
                UCC-1) duly executed by the Borrower (naming the Lender as secured party and the Borrower as debtor and in form acceptable for filing in all jurisdictions that the Lender deems necessary or desirable to perfect the security interests granted to it hereunder) and, if applicable, termination statements or other releases duly filed in all jurisdictions that the Lender deems necessary or desirable to perfect and protect the priority of the security interests granted to it hereunder;

                      (iii) the First Note, duly executed by the Borrower;

                      (iv) certificates of insurance required under Section 5.4
                together with loss payee endorsements for all such policies naming the Lender as lender loss payee and as an additional insured;

                      (v) copies of the Governing Documents of the Borrower and
                a copy of the resolutions of the Board of Directors of the Borrower (or a unanimous consent of directors in lieu thereof) authorizing the execution, delivery, and performance of this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, attached to which is a certificate of the Secretary or an Assistant Secretary of the Borrower certifying (A) that such copies of the Governing Documents and resolutions are true, complete, and accurate, have not been amended or modified since the date of such certification and are in full force and effect and (B) the incumbency, names, and true signatures of the officers of the Borrower authorized to sign the Loan Documents to which it is a party;

                      (vi) a certified copy of a certificate of the Secretary of
                State of the state of Delaware, dated a recent date, listing the certificate of incorporation of the Borrower and each amendment thereto on file in such official's office and certifying that
                (A) such amendments are the only amendments to such certificate of incorporation on file in that office, (B) the Borrower has paid all franchise taxes to the date of such certificate and (C) the Borrower is in good standing in that jurisdiction;

                      (vii) a certified copy of a certificate of the


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
               Secretary of State of California, dated a recent date, certifying that the Borrower is in good standing in that jurisdiction;

                      (viii) the opinion of counsel for the Borrower covering
                such matters incident to the transactions contemplated by this Agreement as the Lender may reasonably require;

                      (ix) a copy of the Borrower's Statement on Form 10-Q for
                its fiscal quarter ended March 31, 1999 filed with the United States Securities and Exchange Commission; and

                      (x) such other agreements and instruments as the Lender
                reasonably deems necessary in connection with the transactions contemplated hereby.

                      (b) In the case of a Subsequent Loan, the Lender's receipt of the Second Note, the Third Note or the Fourth Note, as the case may be, duly executed by the Borrower.

                      (c) There shall be no pending or, to the knowledge of the Borrower after due inquiry, threatened litigation, proceeding, inquiry, or other action (i) seeking an injunction or other restraining order, damages, or other relief with respect to the transactions contemplated by this Agreement or the other Loan Documents or (ii) which affects or could reasonably be expected to affect the business, prospects, operations, assets, liabilities, or condition (financial or otherwise) of the Borrower, except, in the case of clause (ii), where such litigation, proceeding, inquiry, or other action could not reasonably be expected to have a Material Adverse Effect in the judgment of the Lender.

                      (d) The Borrower shall have paid to the Lender all fees and expenses required to be paid by it to the Lender as of such date as specified in the commitment letter agreement dated May 7, 1999 between the Borrower and the Lender.

                      (e) All representations and warranties of the Borrower contained in this Agreement and the other Loan Documents shall be true and correct on and as of the date of the making of the applicable Loan; provided, however, that those representations and warranties expressly referring to another date shall be true and correct in all material respects as of such date.

                      (f) No Event of Default or event which with the giving of notice or the passage of time, or both, would constitute an Event of Default shall be continuing or would result from the making of the applicable Loan.


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
                      (g) the Lender shall have conducted and completed due diligence to its satisfaction with respect to the Borrower's marketing and development arrangement with American Home Products Corporation for the Borrower's "FluMist" product.

               SECTION 4. THE BORROWER'S REPRESENTATIONS AND WARRANTIES.

                      SECTION 4.1. GOOD STANDING; QUALIFIED TO DO BUSINESS; NO TRADE NAMES. The Borrower (a) is duly organized, validly existing, and in good standing under the laws of the State of Delaware, (b) has the power and authority to own its properties and assets and to transact the businesses in which it is presently, or proposes to be, engaged, and (c) is duly qualified and authorized to do business and is in good standing in every jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect on (i) the Borrower, (ii) the Borrower's ability to perform its obligations under the Loan Documents or (iii) the rights of the Lender hereunder. The Borrower does not use, and has not used during the past five years, any trade or other fictional name.

                      SECTION 4.2. DUE EXECUTION, ETC. The execution, delivery, and performance by the Borrower of each of the Loan Documents to which it is a party are within the powers of the Borrower, do not contravene the Governing Documents and do not (a) violate any law or regulation, or any order or decree of any court or governmental authority, (b) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust, or any material lease, agreement or other instrument binding on the Borrower or any of its properties or (c) require the consent of, authorization by, approval of, notice to or filing or registration with any Person. This Agreement is, and each of the other Loan Documents to which the Borrower is or will be a party, when delivered will be, the legal, valid, and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except as such enforceability may be limited by general principles of equity, whether considered in a suit in law or in equity).


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
                      SECTION 4.3. SOLVENCY; NO LIENS. The Borrower is Solvent and will be Solvent upon the completion of all transactions contemplated to occur hereunder (including, without limitation, the making of the Loans); the security interests granted herein constitute and shall at all times constitute the only Liens on the Collateral (other than Permitted Liens, of which those specified in clauses (a), (f), (g), (h), (i) and (k) of the definition of "Permitted Liens" may have priority over the Lender's Liens); and the Borrower is, or will be at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer, and create a security interest therein, free and clear of any and all claims or Liens in favor of any other Person other than Permitted Liens.

                      SECTION 4.4. NO JUDGMENTS, LITIGATION. Except as set forth on Schedule 4.4, no judgments are outstanding against the Borrower nor is there now pending or, to the best of the Borrower's knowledge, threatened any litigation, contested claim, or governmental proceeding by or against the Borrower.

                      SECTION 4.5. NO DEFAULTS. The Borrower is not in default and has not received a notice of default under any material contract, lease, or commitment to which it is a party or by which it is bound. The Borrower knows of no dispute regarding any contract, lease, or commitment which could have a Material Adverse Effect on the Borrower.

                      SECTION 4.6. COLLATERAL LOCATIONS. On the date hereof, (i) except as set forth on Schedule 4.6, each item of the Collateral consisting of goods is located at the address of the Borrower specified in the introductory paragraph of this Agreement and (ii) the principal place of business and chief executive office of the Borrower and the office where the Borrower keeps its records is the address of the Borrower specified in the introductory paragraph of this Agreement. None of the Collateral is evidenced by promissory notes or other instruments.

                      SECTION 4.7. NO EVENTS OF DEFAULT. No Event of Default has occurred and is continuing nor has any event occurred which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

                      SECTION 4.8. NO LIMITATION ON LENDER'S RIGHTS. None of the Collateral is subject to contractual obligations that may restrict or inhibit the Lender's rights or ability to sell or otherwise dispose of the Collateral or any part thereof after an Event of Default.

                      SECTION 4.9. PERFECTION AND PRIORITY OF SECURITY INTEREST. This Agreement creates a valid and, upon completion of all required filings of financing statements and similar registrations and except with respect to deposit accounts and investment property, perfected first priority and exclusive security interest in the Collateral (other than Permitted Liens), securing the payment of all the Obligations. There is no contractual or other restriction applicable to the granting by the Borrower of the Liens hereunder.

                      SECTION 4.10. ACCURACY AND COMPLETENESS OF INFORMATION. All data, reports and information heretofore, contemporaneously or hereafter furnished by or on behalf of the Borrower in writing to the Lender or for purposes of or in connection with this Agreement or any other Loan Document, or any transaction contemplated hereby or thereby, are or will be true and accurate in all material respects on the date as of which such data, reports and information are dated or certified and not incomplete by omitting to state any material fact necessary to make such data, reports and information not misleading at such time. There are no facts now known to the Borrower which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on the Borrower and which have not been specified herein, in the Financial Statements, or in any certificate, opinion, or other written statement previously furnished by the Borrower to the Lender.

               SECTION 5. COVENANTS OF THE BORROWER.

                      SECTION 5.1. EXISTENCE, ETC. The Borrower will: (a) retain its existence and its current yearly accounting cycle, (b) maintain in full force and effect all licenses, bonds, franchises, leases, trademarks, patents, contracts and other rights necessary or desirable in the commercially reasonable judgment of the Lender to the conduct of its business, (c) continue in, and limit its operations to, the same general lines of business as those presently conducted by it and (d) comply with all applicable laws and regulations of any federal, state or local governmental authority except where any noncompliance with respect to such laws and regulations could not reasonably be expected to have a Material Adverse Effect.

                      SECTION 5.2. NOTICE TO THE LENDER. As soon as possible, and in any event within five Business Days after the Borrower learns of the following, the Borrower will give written notice to the Lender of (a) any proceeding instituted or threatened to be instituted by or against the Borrower in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign) involving a sum, together with the sum involved in all other similar proceedings, in excess of $500,000 in the aggregate, (b) any contract that is terminated or amended and which has had or could reasonably be expected to have a Material Adverse Effect on the Borrower, (c) the occurrence of any Material Adverse Change with respect to the Borrower and (d) the occurrence of any Event of Default or event or condition which, with notice or lapse of time, or both, would constitute an Event of Default, together with a statement of the action which the Borrower has taken or proposes to take with respect thereto.

                      SECTION 5.3. MAINTENANCE OF BOOKS AND RECORDS. The Borrower will maintain books and records pertaining to the Collateral in such detail, form, and scope as the Lender shall require in its commercially reasonable judgment. The Borrower agrees that the Lender or its agents may enter upon the Borrower's premises at any time and from time to time during normal business hours and upon reasonable notice, and at any time on and after the occurrence of an Event of Default (without notice), for the purpose of inspecting the Collateral and any and all records pertaining thereto.

                      SECTION 5.4. INSURANCE. The Borrower will maintain insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, and covering such risks as are at all times satisfactory to the Lender. All such policies shall be made payable to the Lender, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Lender may reasonably require to protect the Lender's interests in the Collateral and to any payments to be made under such policies. Certificates of insurance policies are to be delivered to the Lender, premium prepaid, with the loss payable endorsement in the Lender's favor, and shall provide for not less than thirty days' prior written notice to the Lender of any alteration or cancellation of coverage. If the Borrower fails to maintain such insurance, the Lender may arrange for (at the Borrower's expense and without any responsibility on the Lender's part for) obtaining the insurance. During the continuance of an Event of Default, the Lender shall have the sole right, in the name of the Lender or the Borrower, to file claims under any insurance policies, to receive and give acquittance for any payments that may be payable thereunder, and to execute any endorsements, receipts, releases, assignments, reassignments, or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

                      SECTION 5.5. TAXES. The Borrower will pay, when due, all taxes, assessments, claims and other charges ("Taxes") lawfully levied or assessed against the Borrower or the Collateral other than taxes that are being diligently contested in good faith by the Borrower by appropriate proceedings promptly instituted and for which an adequate reserve is being maintained by the Borrower in accordance with GAAP. If any Taxes remain unpaid after the date fixed for the payment thereof, and if any Lien shall be claimed therefor, then, without notice to the Borrower, the Lender may pay such Taxes on the Borrower's behalf, and the amount thereof shall be included in the Obligations.

                      SECTION 5.6. BORROWER TO DEFEND COLLATERAL AGAINST CLAIMS; FEES ON COLLATERAL. The Borrower will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein. The Borrower will not permit any notice creating or otherwise relating to Liens on the Collateral or any portion thereof to exist or be on file in any public office other than Permitted Liens. The Borrower shall promptly pay, when payable, all transportation, storage, and warehousing charges and license fees, registration fees, assessments, charges, permit fees, and taxes (municipal, state and federal) which may now or hereafter be imposed upon the ownership, leasing, renting, possession, sale or use of the Collateral, excluding, however,
(i) all taxes on or measured by the Lender's income and (ii) all charges, fees, taxes and assessments that are being diligently contested in good faith by the Borrower for which a reserve has been taken in accordance with GAAP.

                      SECTION 5.7. NO CHANGE OF LOCATION, STRUCTURE OR IDENTITY. The Borrower will not (a) change the location of its chief executive office or establish any place of business other than those specified herein or (b) move or permit the movement of any item of Collateral from such location if, after giving effect thereto, the aggregate value of the Collateral not at such locations would exceed $250,000, except that the Borrower may change its chief executive office and move or permit the movement of any item of Collateral to other locations within the United States provided that the Borrower has delivered to the Lender (i) prior written notice thereof and (ii) duly executed financing statements and other agreements and instruments (all in form and substance satisfactory to the Lender) necessary or, in the opinion of the Lender, desirable to perfect and maintain in favor of the Lender a first priority security interest in such Collateral.

                      SECTION 5.8. FURTHER ASSURANCES. The Borrower will, promptly upon request by the Lender, execute and deliver or use its best efforts to obtain any document reasonably required by the Lender (including, without limitation, warehouseman or processor disclaimers, mortgagee waivers, landlord disclaimers, or subordination agreements with respect to the Obligations under the Loan Documents and the Collateral), give any notices, execute and file any financing statements, intellectual property assignments, mortgages, or other documents (all in form and substance satisfactory to the Lender), mark any chattel paper or deliver any chattel paper or instruments to the Lender, and take any other actions that are necessary or, in the reasonable opinion of the Lender, desirable to perfect or continue the perfection and the first priority of the Lender's security interest in the Collateral, to protect the Collateral against the rights, claims, or interests of any Person (other than Permitted Liens), or to effect the purposes of this Agreement. The Borrower hereby authorizes the Lender to file one or more financing or continuation statements, intellectual property assignments and amendments thereto, relating to all or any part of the Collateral without the signature of the Borrower where permitted by law. A carbon, photographic, or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. To the extent required under this Agreement, the Borrower will pay all reasonable costs incurred in connection with any of the foregoing.

                      SECTION 5.9. NO DISPOSITION OF COLLATERAL. The Borrower will not in any way hypothecate or create or permit to exist any Lien on any of the Collateral, except for the Lien and security interest granted hereby and Permitted Liens, and the Borrower will not sell, transfer, assign, pledge, collaterally assign, exchange, or otherwise dispose of any of the Collateral other than (i) sales of inventory in the ordinary course of the Borrower's business, (ii) non-exclusive licenses and similar arrangements for the use of the property of the Borrower or its subsidiaries in the ordinary course of business, or (iii) used, worn-out or obsolete equipment. In the event the Collateral, or any part thereof, is sold, transferred, assigned, exchanged, or otherwise disposed of in violation of these provisions, the security interest of the Lender shall continue in such Collateral or part thereof notwithstanding such sale, transfer, assignment, exchange, or other disposition, and the Borrower will hold the proceeds thereof in a separate account for the benefit of the Lender. Following such a sale, the Borrower will transfer such proceeds to the Lender in kind.

                      SECTION 5.10. NO LIMITATION ON LENDER'S RIGHTS. The Borrower will not enter into any contractual obligations (other than Permitted Liens) which may restrict or inhibit the Lender's rights or ability to sell or otherwise dispose of the Collateral or any part thereof.

                      SECTION 5.11. PROTECTION OF COLLATERAL. The Lender shall have the right at any time to make any payments and do any other acts the Lender deems necessary to protect its security interests in the Collateral, including, without limitation, the rights to satisfy, purchase, contest, or compromise any Lien (other than Permitted Liens) which, in the judgment of the Lender, appears to be prior to or superior to the security interests granted hereunder, and appear in, and defend any action or proceeding purporting to affect its security interests in, or the value of, any of the Collateral. The Borrower hereby agrees to reimburse the Lender for all payments made and expenses reasonably incurred in accordance with the terms of this Agreement including fees, expenses, and disbursements of attorneys and paralegals (including the allocated costs of in-house counsel) acting for the Lender, including any of the foregoing payments under, or acts taken to protect its security interests in, any of the Collateral, which amounts shall be secured under this Agreement, and agrees that it shall be bound by any payment reasonably made or act reasonably taken by the Lender hereunder absent the Lender's gross negligence or willful misconduct. The Lender shall have no obligation to make any of the foregoing payments or perform any of the foregoing acts. The powers conferred on the Lender hereunder are (i) solely to protect its interest in the Collateral, (ii) do not extend beyond such interest and (iii) shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession, the accounting for money actually received by it hereunder and the obligations of the Lender under Section 11.8(b), the Lender shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

                      SECTION 5.12. DELIVERY OF ITEMS. The Borrower will (a) promptly (but in no event later than five Business Days) after its receipt thereof, deliver to the Lender any documents or certificates of title issued with respect to any property included in the Collateral, and any promissory notes in excess of $250,000, letters of credit or instruments related to or otherwise in connection with any property included in the Collateral, which in any such case come into the possession of the Borrower, or shall cause the issuer thereof to deliver any of the same directly to the Lender, in each case with any necessary endorsements in favor of the Lender and (b) deliver to the Lender as soon as available copies of any and all press releases and other similar communications issued by the Borrower.

                      SECTION 5.13. SOLVENCY. The Borrower shall be and remain Solvent at all times.

                      SECTION 5.14. FUNDAMENTAL CHANGES. The Borrower will not
(a) amend or modify its name, unless the Borrower delivers to the Lender thirty days prior to any such proposed amendment or modification written notice of such amendment or modification and within ten days before such amendment or modification delivers executed Uniform Commercial Code financing statements (in form and substance satisfactory to the Lender) or (b) merge or consolidate with any other entity or make any material change in its capital structure (other than the Borrower's issuance of equity capital or Subordinated Indebtedness), provided that such merger or consolidation may be made as long as the Borrower is the surviving entity and an Event of Default does not exist before and would not exist after giving effect to such transaction, and provided, further, that any subsidiary of the Borrower may merge into the Borrower or another wholly-owned subsidiary of the Borrower.

                      SECTION 5.15. INDEBTEDNESS. The Borrower will not incur or suffer to exist any Indebtedness other than Permitted Indebtedness.

                      SECTION 5.16. CERTAIN INTELLECTUAL PROPERTY.

                      (i) The Borrower will not in any way hypothecate or create or permit to exist any Lien on any of the Intellectual Property, and the Borrower will not sell, transfer, assign, pledge, collaterally assign, exchange, or otherwise dispose of any of the Intellectual Property. Notwithstanding the foregoing, the Borrower may in the ordinary course of its business (A) grant licenses with respect to any of the Intellectual Property, (B) amend existing license agreements under which the Borrower is licensee or licensor and (C) assign any of the Intellectual Property, provided that no such license may be granted or assignment made to secure Indebtedness of the Borrower to any Person other than the Lender.

                      (ii) The Borrower agrees that, should it obtain an
                ownership interest in (x) any material patent or (y) any exclusive rights as a licensee under a material patent license,
                (A) the provisions of Section 5.16(i) shall automatically apply thereto and (B) with respect to any ownership interest in any such patent or patent license that the Borrower should obtain, it shall give notice thereof to the Lender in writing, promptly after obtaining such ownership interest.

                      (iii) The Borrower agrees to take all necessary steps
                including, without limitation, in the United States Patent and Trademark Office or in any court, to (A) maintain each of its patents and patent licenses and (B) pursue each of its patent applications, now or hereafter owned or submitted by it, including, without limitation, the filing of divisional, continuation, continuation-in-part and substitute applications, the filing of applications for reissue, renewal or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition or infringement and misappropriation proceedings, except in each case to the extent reasonably necessary to further the economic interest of the Borrower. Except to the extent reasonably necessary to further its best economic interests, the Borrower agrees to take corresponding steps with respect to each new or acquired patent, patent application, or any rights obtained under any patent license, in each case, to which it is now or later becomes entitled. Any expenses incurred in connection with such activities shall be borne by the Borrower.

                      (iv) The Borrower shall take all commercially reasonable
                additional steps not set forth in subsections (i) and (ii) hereof which the Lender requests to preserve and protect the Borrower's material patents and patent licenses.

                      (v) The Borrower shall not abandon any patent or any
                pending patent application without the written consent of the Lender, except, in each case in which the Borrower has reasonably determined that any of the foregoing is not of material economic value to the Borrower.

                      (vi) In the event that the Borrower becomes aware that any of its material patents has been infringed or misappropriated by a third party, the Borrower shall notify the Lender promptly in writing, in reasonable detail, and shall take such actions as are reasonably appropriate under the circumstances to protect such patent including, without limitation, suing for damages or for an injunction against such infringement or misappropriation. Any expense incurred in connection with such activities shall be borne by the Borrower. The Borrower will advise the Lender promptly in writing, in reasonable detail, of any material adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the United States Patent and Trademark Office or any court) regarding any of its material patents.

                      SECTION 5.17. ADDITIONAL REQUIREMENTS. The Borrower will take all such further actions and execute all such further documents and instruments as the Lender may reasonably request.

               SECTION 6. FINANCIAL STATEMENTS. Until the payment and satisfaction in full of all Obligations, the Borrower shall deliver to the Lender the following financial information:

                      SECTION 6.1. ANNUAL FINANCIAL STATEMENTS. As soon as available, but not later than 120 days after the end of each fiscal year of the Borrower and its consolidated subsidiaries, the consolidated balance sheet, income statement, and statements of cash flows and shareholders' equity for the Borrower and its consolidated subsidiaries (the "Financial Statements") for such year, reported on by independent certified public accountants without an adverse qualification; and

                      SECTION 6.2. QUARTERLY FINANCIAL STATEMENTS. As soon as available, but not later than forty-five days after the end of each of the first three fiscal quarters in any fiscal year of the Borrower and its consolidated subsidiaries, the Financial Statements for such fiscal quarter, together with a certification duly executed by a responsible officer of the Borrower that such Financial Statements have been prepared in accordance with GAAP and are fairly stated in all material respects.

               SECTION 7. CASH COVENANT. Until termination of the Lender's obligations to make any Loan under this Agreement and payment and satisfaction in full of all Obligations, the Borrower shall at all times maintain verifiable cash balances (other than cash securing any Letter of Credit) in its bank accounts and Cash Equivalents which are free and clear of all Liens of at least $20,000,000 in the aggregate (the "Cash Covenant").

               SECTION 8. LIMITED RELEASE. In the event that the Borrower enters into a definitive agreement with a third party lender to finance the acquisition or construction by the Borrower of a bulk manufacturing facility, the Lender shall release its Liens on personal property purchased for use in and to be located at such facility and leasehold improvements to such facility, but only to the extent the purchase of such Equipment has not been financed by the Lender and only if such third party lender shall have made a written request to the Lender to release such Liens in accordance with Section 11.1.

               SECTION 9. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an Event of Default hereunder:

                      (a) failure of the Borrower to pay any of the obligations required to be paid by the Borrower under or in connection with the Notes, this Agreement or any other Loan Document when due, whether at stated maturity, by acceleration or otherwise;

                      (b) any representation or warranty made or deemed made by the Borrower under or in connection with any Loan Document or any Financial Statement shall prove to have been incorrect in any material respect when made;

                      (c) failure of the Borrower to perform or observe (i) any of the terms, covenants or agreements contained in Sections 5.2, 5.4, 5.7, 5.9, 5.10, 5.14, 5.15, 5.17, 6.1 or 6.2 or (ii) any other term, covenant, or agreement contained in any Loan Document (other than the other Events of Default specified in this Section) that has not been cured within fifteen days after such failure occurs;

                      (d) any provision of any Loan Document to which the Borrower is a party shall for any reason cease to be valid and binding on the Borrower, or the Borrower shall so state;

                      (e) dissolution, liquidation, winding up or cessation of the Borrower's business, failure of the Borrower generally to pay its debts as they mature, admission in writing by the Borrower of its inability generally to pay its debts as they mature, or calling of a meeting of the Borrower's creditors for purposes of compromising any of the Borrower's debts;

                      (f) the commencement by or against the Borrower of any bankruptcy, insolvency, arrangement, reorganization, receivership, or similar proceeding under any federal or state law and, in the case of any such involuntary proceeding, such proceeding remains undismissed or unstayed for forty-five days following the commencement thereof, or any action by the Borrower is taken authorizing any such proceeding;

                      (g) an assignment for the benefit of creditors is made by the Borrower, whether voluntary or involuntary, the appointment of a trustee, custodian, receiver, or similar official for the Borrower or for any substantial property of the Borrower, and in the case of any such involuntary appointment, such appointment remains undismissed or unstayed for forty-five days following the commencement thereof, or any action by the Borrower authorizing any such proceeding;

                      (h) the Borrower shall default in (i) the payment of principal or interest on indebtedness of $250,000 or in the aggregate at any one time (other than the Obligations), beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created; or
(ii) the observance or performance of any other agreement or condition relating to any such indebtedness or contained in any instrument or agreement relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such indebtedness to cause, with the giving of notice if required, such indebtedness to become due prior to its stated maturity;

                      (i) the Borrower suffers and sustains a Material Adverse Change;

                      (j) any tax Lien, other than a Permitted Lien, is filed of record against the Borrower and is not bonded or discharged within thirty Business Days;

                      (k) one or more judgments in excess of $250,000 in the aggregate are entered against the Borrower and such judgments shall not be stayed, vacated, bonded, or discharged within sixty days;

                      (l) any material covenant, agreement, or obligation, as determined in the good faith business judgment of the Lender, made by the Borrower and contained in or evidenced by any of the Loan Documents shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms; the Borrower shall deny or disaffirm any of the Obligations or any Liens granted in connection therewith; or any Liens granted on any of the Collateral in favor of the Lender shall be determined to be void, voidable, or invalid, or shall not be given the priority contemplated by this Agreement;

                      (m) this Agreement shall for any reason (other than pursuant to the terms hereof) cease to create a valid and perfected senior lien on the Collateral, subject only to the Liens specified in the definition of "Permitted Liens," purported to be covered hereby;

                      (n) the Borrower shall fail to be in compliance with the Cash Covenant at any time (a "Cash Covenant Default") and (ii) deliver to the Lender within five days of a Cash Covenant Default an irrevocable standby letter of credit (the "Letter of Credit"), from a bank or other financial institution, and on terms and conditions, in each case satisfactory to the Lender in its sole discretion, in an amount equal to the then unpaid portion of the Obligations naming the Lender as beneficiary;

                      (o) the Letter of Credit required to be delivered to the Lender under Section 9(n) shall cease to be valid and enforceable in accordance with its terms for any reason; or

                      (p) there occurs a change in ownership of an aggregate of more than 35% of any equity interests of the Borrower having voting rights in any transaction or related series of transactions (other than in connection with any offering of equity securities by the Borrower) or any of such interests becomes subject to any contractual, judicial or statutory Lien.

               SECTION 10. REMEDIES.

                      (a) If any Event of Default shall have occurred and be continuing, the Lender may, without prejudice to any of its other rights under any Loan Document or Applicable Law:

                      (i) declare all Obligations under the Loan Documents to be immediately due and payable (except with respect to any Event of Default set forth in Section 9(f), in which case all Obligations under the Loan Documents shall automatically become immediately due and payable without necessity of any declaration) without presentment, representation, demand of payment, or protest, which are hereby expressly waived;

                      (ii) take possession of the Collateral and, for that
                purpose may enter, with the aid and assistance of any person or persons and subject to applicable law, any premises where the Collateral or any part thereof is, or may be placed, and remove the same;

                      (iii) remove for copying all documents, instruments, files and records (including the copying of any computer records) relating to the Borrower's Receivables, or use (at the expense of the Borrower) such supplies or space of the Borrower at the Borrower's places of business necessary to administer and collect the Borrower's Receivables;

                      (iv) terminate its obligation, if any, to give additional
                (or to continue) financial accommodations of any kind to the Borrower;

                      (v) accelerate or extend the time of payment, compromise,
                issue credits, or bring suit on the Borrower's Receivables (in the name of the Borrower or the Lender) and otherwise administer and collect such Receivables;

                      (vi) sell, assign and deliver the Borrower's Receivables
                with or without advertisement, at public or private sale, for cash, on credit or otherwise, subject to applicable law;

                      (vii) use all computer software programs, data bases,
                processes, trademarks, tradenames and materials used by the Borrower in connection with its businesses or in connection with the Collateral (with respect to which the Lender shall have a limited license therefor); and

                      (viii) exercise in respect of the Collateral, in addition
                to other rights and remedies provided for herein (or in any other Loan Document) or otherwise available to it, all the rights and remedies of a secured party under the applicable Uniform Commercial Code (the "Code") whether or not the Code applies to the affected Collateral and also may (i) require the Borrower to, and the Borrower hereby agrees that it will at its expense and upon request of the Lender forthwith, assemble all or part of the Collateral as directed by the Lender and make it available to the Lender at a place to be designated by the Lender that is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender's offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least five Business Days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                      (b) All cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Lender, be held by the Lender as collateral for, or then or at any time thereafter applied in whole or in part by the Lender against, all or any part of the Obligations in such order as the Lender shall elect. Any surplus of such cash or cash proceeds held by the Lender and remaining after the full and final payment of all the Obligations shall be paid over to the Borrower or to such other Person to which the Lender may be required under Applicable Law, or directed by a court of competent jurisdiction, to make payment of such surplus.

               SECTION 11. MISCELLANEOUS PROVISIONS.

                      SECTION 11.1. NOTICES. Except as otherwise provided herein, all notices, approvals, consents, correspondence or other communications required or desired to be given hereunder shall be given in writing and shall be delivered by overnight courier, hand delivery, or certified or registered mail, postage prepaid, if to the Lender, then to Technology Finance Division, 76 Batterson Park Road, Farmington, Connecticut 06032-2571, Attention: Legal Department, with a copy to the Lender at Riverway II, West Office Tower, 9399 West Higgins Road, Rosemont, Illinois 60018, Attention: Legal Department, and if to the Borrower, then to Aviron, 297 North Bernardo Avenue, Mountain View, California 94043, Attention: Chief Financial Officer, or such other address as shall be designated by the Borrower or the Lender to the other party in accordance herewith. All such notices and communications shall be effective when received or when delivery is refused.

                      SECTION 11.2. CONFIDENTIALITY. Neither the Borrower nor any of its agents shall use or refer to the Lender or to any Affiliate of the Lender in any disclosure (including, without limitation, press releases and financial statements) made in connection with the Loan Documents or any of the transactions contemplated thereunder without the prior written consent of the Lender.

                      SECTION 11.3. HEADINGS. The headings in this Agreement are for purposes of reference only and shall not affect the meaning or construction of any provision of this Agreement.

                      SECTION 11.4. ASSIGNMENTS. The Borrower shall not have the right to assign the Notes or this Agreement or any interest therein. The Lender may assign its rights and delegate its obligations under the Notes, this Agreement or any other Loan Document.

                      SECTION 11.5. AMENDMENTS, WAIVERS, AND CONSENTS. Any amendment or waiver of any provision of this Agreement and any consent to any departure by the Borrower from any provision of this Agreement shall be effective only by a writing signed by the Lender and the Borrower and shall bind and benefit the Borrower and the Lender and their respective successors and assigns.

                      SECTION 11.6. BORROWER REMAINS LIABLE. Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Lender of any of the rights hereunder shall not release the Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) the Lender shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Lender be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                      SECTION 11.7. INTERPRETATION OF AGREEMENT. Time is of the essence in each provision of this Agreement of which time is an element. All terms not defined herein or in the Notes shall have the meaning set forth in the Code, except where the context otherwise requires. To the extent a term or provision of this Agreement conflicts with any term or provision of the Notes, this Agreement shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant in determining the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

                      SECTION 11.8. CONTINUING SECURITY INTEREST.

                      (a) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the final payment in full of the Obligations, (ii) be binding upon the Borrower and its successors and assigns and (iii) inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender and its successors, transferees, and assigns.

                      (b) Upon the final payment in full of the Obligations, the security interest provided herein shall terminate with respect to all Collateral and the Lender shall at the expense of the Borrower return to the Borrower all Collateral then held by the Lender, if any, and at the expense of the Borrower shall execute, in form for filing, termination statements of the security interest herein granted or any other documents reasonably requested by the Borrower to evidence such termination, and thereafter, no party shall have any further right or obligation hereunder except for the obligations of the Borrower under Section 11.10.

                      SECTION 11.9. REINSTATEMENT. To the extent permitted by law, this Agreement and the rights and powers granted to the Lender hereunder and under the Loan Documents shall continue to be effective or be reinstated if at any time any amount received by the Lender in respect of the Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of the Borrower or upon the appointment of any receiver, intervenor, conservator, trustee, or similar official for the Borrower or any substantial part of its assets, or otherwise, all as though such payments had not been made.

                      SECTION 11.10. SURVIVAL OF PROVISIONS. All representations, warranties, and covenants of the Borrower contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance by the Borrower of the Obligations.

                      SECTION 11.11. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Lender and its directors, officers, agents, employees and counsel from and against any and all costs, expenses, claims or liability incurred by the Lender or such other Person hereunder and under any other Loan Document or in connection herewith or therewith, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of the Lender or such other Person.

                      SECTION 11.12. COUNTERPARTS; TELECOPIED SIGNATURES. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but both of which shall together constitute one and the same instrument. Each of this Agreement and the other Loan Documents may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same was a fully executed and delivered original manual counterpart.

                      SECTION 11.13. SEVERABILITY. In case any provision in or obligation under this Agreement, the Notes or any other Loan Document shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                      SECTION 11.14. DELAYS; PARTIAL EXERCISE OF REMEDIES. No delay or omission of the Lender to exercise any right or remedy hereunder, whether before or after the occurrence of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Lender of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

                      SECTION 11.15. ENTIRE AGREEMENT. The Borrower and the Lender agree that this Agreement and the other Loan Documents are the complete and exclusive statement and agreement between the parties with respect to the subject matter hereof, superseding all proposals and prior agreements, oral or written, and all other communications between the parties with respect to the subject matter hereof.

                      SECTION 11.16. SETOFF. In addition to and not in limitation of all rights of offset that the Lender may have under Applicable Law, and whether or not the Lender has made any demand or the Obligations of the Borrower have matured, the Lender shall have the right to appropriate and apply to the payment of the Obligations all deposits and other obligations then or thereafter owing by the Lender to or for the credit or the account of the Borrower.

                      SECTION 11.17. WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                      SECTION 11.18. GOVERNING LAW. THE VALIDITY,
INTERPRETATION, AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

                      SECTION 11.19. VENUE; SERVICE OF PROCESS. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS SITUATED IN COOK COUNTY, OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF ILLINOIS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY WAIVES, IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING, (A) ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS AND (B) THE RIGHT TO INTERPOSE

ANY NONCOMPULSORY SETOFF, COUNTERCLAIM OR CROSS-CLAIM. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT THE ADDRESS FOR IT SPECIFIED IN SECTION 11.1. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION, SUBJECT IN EACH INSTANCE TO THE PROVISIONS HEREOF WITH RESPECT TO RIGHTS AND REMEDIES.

               IN WITNESS WHEREOF, the undersigned Borrower has caused this Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date first set forth above.


                                     AVIRON



                                     By: /s/ FRED KURLAND
                                        -------------------------------
                                        Fred Kurland
                                        Senior Vice President and
                                            Chief Financial Officer



                                     By: /s/ J. LEIGHTON READ
                                        -------------------------------
                                        Name: J. Leighton Read
                                        Title: Chairman of the Board and
                                               Chief Executive Officer



Accepted as of the
22nd day of June, 1999


TRANSAMERICA BUSINESS CREDIT
CORPORATION



By: /s/ GARY P. MORO
   -------------------------------
   Name: Gary P. Moro
   Title: Vice President